UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Weatherford has realigned its product and service line offerings into two groups: (1) Formation Evaluation & Well Construction and (2) Completion & Production. Our Formation Evaluation & Well Construction group will be headed by Mr. Nicholas Gee, who has been till now leading our Reservoir & Formation Evaluation product lines. Our Completion & Production group will be headed by Mr. Dharmesh Mehta, who has been till now leading our Production Systems product lines. Messrs. Gee and Mehta continue to report to our Senior Vice President and Chief Operating Officer, Mr. Peter Fontana. We believe this alignment will improve synergistic opportunities to market our products and services to our customers.
Mr. Carel Hoyer, till now Senior Vice President—Well Construction Products and Services, is leaving the company effective October 14, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD	INTERNATIONAL LTD.

By: Name:	/s/ JOSEPH C. HENRY Joseph C. Henry
Title:	Vice President and Co-General Counsel
October 11, 2011